Exhibit 10.2
POWELL INDUSTRIES, INC.
2006 EQUITY COMPENSATION PLAN
     The Powell Industries, Inc. 2006 Equity Compensation Plan (“Plan”) was adopted by the Board of Directors of Powell Industries, Inc., a Delaware corporation (“Company”), effective as of September 29, 2006, and was approved by the stockholders of the Company at a meeting duly called and held on February 23, 2007.
ARTICLE 1
PURPOSE
     The purpose of the Plan is to attract and retain the services of key management employees of the Company and to provide such persons with a proprietary interest in the Company through the granting of restricted stock awards, incentive stock options, non-qualified stock options, performance awards or stock appreciation rights, whether granted singly, in combination or in tandem, that will:
     (a) increase the interest of such persons in the Company’s welfare;
     (b) furnish an incentive to such persons to continue their services for the Company; and
     (c) provide a means through which the Company may attract able persons as employees.
ARTICLE 2
DEFINITIONS
     For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
     2.1 “Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code or (B) any “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code, of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.

     2.2 “Award” means the grant of Restricted Stock, a Stock Option, a Performance Award or SAR, whether granted singly, in combination or in tandem (each individually an “Incentive”).
     2.3 “Award Agreement” means the written agreement between a Participant and the Company which sets out the terms of the grant of an Award, including any amendment thereto. Each Award Agreement shall be subject to the terms and conditions of the Plan.
     2.4 “Award Period” means the period during which one or more Incentives granted under an Award may be exercised.
     2.5 “Board” means the board of directors of the Company.
     2.6 “Cause” shall mean (i) “cause” as that term may be defined in any written employment agreement between a participant and the company or a subsidiary which may at any time be in effect, (ii) in the absence of such a definition in a then-effective written employment agreement (in the determination of the board), “cause” as that term may be defined in any Award Agreement under this Plan, or (iii) in the absence of such a definition in a then-effective written employment agreement (in the determination of the board) or in an Award Agreement under the Plan, termination of a Participant’s employment with the Company or n Affiliate upon the occurrence of one or more of the following events:
     (a) The Participant’s failure to substantially perform such Participant’s duties with the Company or any Affiliate as determined by the Board or the Company;
     (b) The Participant’s willful failure or refusal to perform specific directives of the Board or the Company, which directives are consistent with the scope and nature of the Participant’s duties and responsibilities;
     (c) The Participant’s conviction of a felony;
     (d) A breach of the Participant’s fiduciary duty to the Company or any Affiliate or any act or omission of the Participant that (A) results in the assessment of a criminal penalty against the Company, (B) is otherwise in violation of any federal, state, local or foreign law or regulation (other than traffic violations and other similar misdemeanors), (C) adversely affects or could reasonably be expected to adversely affect the business reputation of the Company, or (D) otherwise constitutes willful misconduct, gross negligence, or any act of dishonesty or disloyalty, (ii) the violation by the Participant of any policy, rule or directive established by the Company, or (iii) the Company’s determination that the Employee’s performance or conduct was unacceptable.

     2.7 “Change of Control” means the first to occur of the following:
     (a) A change in ownership of the Company. A change in ownership of the Company occurs on the date that any person, or more than one person acting as a group, becomes the owner of more than fifty percent (50%) of the total fair market value or combined voting power of the stock of the Company. A person, or more than one person acting as a group, will be considered to have become the owner of more than fifty percent (50%) of the total fair market value or combined voting power of the stock of the Company if the person’s percentage ownership increases because the Company acquires its stock in exchange for property. This subparagraph shall not apply if an acquiring person, or more than one person acting as a group, immediately prior to the acquisition of additional stock of the Company owned more than fifty percent (50%) of the total fair market value or combined voting power of the stock of the Company; or
     (b) A change in the effective control of the Company. A change in the effective control of the Company occurs on the date that either:
     (1) any one person, or more than one person acting as a group, acquires or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person, or persons, stock of the Company possessing thirty-five percent (35%) or more of the total fair market value or combined voting power of the stock of the Company; or
     (2) a majority of members of the board of directors of the Company is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of board of directors of the Company prior to the date of the appointment or election.
     (3) this subparagraph shall not apply if an acquiring person, or more than one person acting as a group, immediately prior to the acquisition of additional stock of the Company already had effective control of the Company because the person, or persons, own thirty-five percent (35%) or more of the total fair market value or combined voting power of the stock of the Company; or
     (c) A change in the ownership of a substantial portion of the Company assets. A change in the ownership of a substantial portion of the Company assets occurs on the date that any one person, or more than one person acting as a group, acquires, or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons, Company assets that have a total gross fair market value [the value of the assets being disposed of without regard to any liabilities associated with those assets] equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. A transfer of a substantial portion of the assets of the Company does not constitute a change in ownership giving rise to a change of control if:
     (1) the transfer of a substantial portion of the Company assets is to an entity that immediately after the transfer is controlled by shareholders of the Company; or

     (2) the transfer is to
     (A) an individual who is a shareholder of the Company immediately before the asset transfer in exchange for or respect to the individual’s stock in the Company;
     (B) an entity in which fifty percent (50%) or more of the total fair market value or combined voting power of the stock of the entity is owned by the Company;
     (C) a person, or more than one person acting as a group, who owns fifty percent (50%) or more of the total fair market value or combined voting power of the stock of the Company; or
     (D) an entity in which fifty percent (50%) or more of the total fair market value or combined voting power of the stock of the entity is owned by a person described in (2)(C), above.
     2.8 “Chief Executive Officer” means the individual serving at any relevant time as the chief executive officer of the Company.
     2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.
     2.10 “Committee” means the Compensation Committee of the Board as such Compensation Committee may be constituted from time to time pursuant to the terms of the Compensation Committee Charter of the Board. Membership on the Committee shall be limited to Directors who (i) meet the independence requirements of the NASDAQ and any other regulatory requirements, (ii) qualify as “Non-Employee Directors” (as that term is defined in Rule 16b-3 (or any successor to such rule) promulgated under the Exchange Act), and (iii) satisfy the requirements of an “outside director,” for purposes of Section 162(m) of the Code and such Treasury regulations as may be promulgated thereunder. Membership in the Committee shall be subject to the rotation policy set forth in the Company’s corporate governance guidelines. All members of the Committee will serve at the pleasure of the Board. Notwithstanding the foregoing, if the composition of the Committee does not comply with the foregoing provisions of this Subsection, the entire Board shall constitute the Committee until such time as a proper Committee is appointed in accordance with the foregoing provisions of this Subsection.
     2.11 “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.
     2.12 “Company” means Powell Industries, Inc., a Delaware corporation, and any successor entity and shall, unless the context indicates otherwise, include its Affiliates.

     2.13 “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company, or any of its Affiliates to render consulting or advisory services to the Company or such Affiliate.
     2.14 “Continuous Service” means that the provision of services to the Company or an Affiliate in any capacity as Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in a particular Award Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity as Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity as Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.
     2.15 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.
     2.16 “Director” means a member of the Board or the board of directors of an Affiliate.
     2.17 “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Award Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
     2.18 “Employee” means any person, including an Officer or Director, who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.
     2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

     2.20 “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
     (a) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.
     (b) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.
     2.21 “Grantee” means an Employee or Consultant to whom a Restricted Stock Award has been granted under the Plan.
     2.22 “Incentive Stock Option” or “ISO” means a Stock Option granted under the Plan to an Employee that meets the requirements of Section 422 of the Code.
     2.23 “Non-Qualified Stock Option” or “NQSO” means a Stock Option granted under the Plan that does not qualify as an Incentive Stock Option (including, without limitation, any Stock Option to purchase Common Stock originally designated as or intended to qualify as an Incentive Stock Option but which does not (for whatever reason) qualify as an Incentive Stock Option).
     2.24 “Officer” means a person who is an “officer” of the Company or an Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).
     2.25 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
     2.26 “Optionee” means an individual to whom a Stock Option has been granted under the Plan.
     2.27 “Participant” shall mean an Employee of the Company or an Affiliate or any Consultant to whom an Award is granted under this Plan.
     2.28 “Performance Award” means mean any Award granted pursuant to this Plan of Common Stock, rights based upon, payable in or otherwise related to shares of Common Stock (including Restricted Stock) or cash, as the Committee may determine, at the end of a specified Performance Period established by the Committee and may include, without limitation, Performance Shares or Performance Units.
     2.29 “Performance Goal” shall mean any goal established by the Committee or its designee that must be satisfied before a Performance Award will be payable to the recipient of the Award. With respect to a Performance Measure selected by the Committee for purposes of complying with Section 162(m) of the Code, “Performance Goal” shall mean the specific target that must be met before a Performance Award subject to Section 162(m) of the Code will be payable to the recipient of the Award.
     2.30 “Performance Measure” shall mean each of the business criteria the Company may use in establishing a Performance Goal. For purposes of the Plan, Performance Measures are limited to earnings per share; return on assets; return on equity; return on capital; net profit after taxes; net profit before taxes; operating profits; stock price; sales or expenses; and “EBITDA,” which means earnings before interest, taxes, depreciation and amortization, or as the definition of such term may be modified from time to time by the Company.
     2.31 “Performance Period” shall mean the period established by the Committee at the time any Award is granted or at any time thereafter over which a Performance Goal specified by the Committee with respect to such Award will be measured.
     2.32 “Plan” means this Powell Industries, Inc. 2006 Equity Compensation Plan, as set forth herein and as it may be amended from time to time.
     2.33 “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.
     2.34 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.
     2.35 “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to “Forfeiture Restrictions” as defined in Section 6.5 of this Plan and set forth in an Award Agreement
     2.36 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.5 of this Plan that are subject to restrictions or limitations set forth in this Plan and in an Award Agreement.
     2.37 “Retirement” means the termination of employment of an Employee of the Company or any Affiliate, other than discharge for Cause, on or after age 60 if the Employee has five (5) years of Continuous Service or on or after age 62 regardless of the Employee’s years of Continuous Service.
     2.38 “SAR” means the right to receive a payment in shares of Common Stock, at the discretion of the Committee, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.
     2.39 “SAR Price” means the Fair Market Value of each share of Common Stock covered by an SAR, determined on the Date of Grant of the SAR.
     2.40 “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
     2.41 “Stock Option” means a stock option granted pursuant to the Plan to purchase a specified number of shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.
     2.42 “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
     2.43 “Termination of Service” occurs when a Participant who is an Employee of the Company or any of its Affiliates shall cease to serve as an Employee of the Company or such Affiliate or Affiliates, for any reason.
ARTICLE 3
ADMINISTRATION
     The Plan shall be administered by the Committee. The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations and performance requirements including the Performance Measure, Performance Goal and Performance Period applicable to any Performance Award, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include a single type of Incentive, two or more types of Incentive granted in combination, or two or more types of Incentive granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).
     The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties.
     With respect to restrictions in the Plan that are based on the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction, to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to prescribe terms for Restricted Stock Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Restricted Stock Awards.
     Notwithstanding the foregoing, all rights and powers reserved to the Committee under this Article 3 may also be exercised by the Board.

ARTICLE 4
ELIGIBILITY
     Any Employee (including an Employee who is also a Director or an Officer) or Consultant is eligible to participate in the Plan; provided, however, that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee or Consultant.
     A Participant may be granted more than one Award and Awards may be granted by the Committee at any time and from time to time to new Participants, or to Participants already participating in the Plan, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees or Consultants, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees and Consultants who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5
SHARES SUBJECT TO PLAN
     Subject to adjustment as provided in Articles 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan shall not exceed 750,000. The following shares of Common Stock related to Awards will be available for issuance again under the Plan:
     (a) Common Stock related to Awards settled in cash;
     (b) Common Stock related to Awards that expire, are forfeited or cancelled or terminate for any other reason without the issuance of the Common Stock;
     (c) During the first ten (10) years of the Plan, Common Stock equal in number to the shares of Common Stock surrendered in payment of the exercise price of an Option; and
     (d) Common Stock tendered or withheld in order to satisfy withholding tax obligations.
     Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of this Plan.

ARTICLE 6
GRANT OF AWARDS
     6.1 General. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the type of Award or Awards being granted, the total number of shares of Common Stock subject to the Award(s), the Option Price (if applicable), the Restriction Period (if applicable), the Award Period, the Date of Grant and such other terms, provisions, limitations and Performance Measures as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.
     Each Award Agreement shall be in such form and shall contain such terms and conditions, as the Committee shall deem appropriate. The terms and conditions of such Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical, but each such Award Agreement shall be subject to the terms and conditions of this Article 6.
     If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.
     6.2 Maximum Individual Grants. No Participant may receive during any fiscal year of the Company Awards covering an aggregate of more than One Hundred Thousand (100,000) shares of Common Stock.
     6.3 Terms And Conditions of Restricted Stock Awards
     (a) General. The Committee may grant Restricted Stock Awards to any Employee or Consultant for such minimum consideration, if any, as may be required by applicable law or such greater consideration as may be determined by the Committee. The Company shall execute an Award Agreement specifying the terms and conditions of the Restricted Stock Award with a Participant after the issuance of a Restricted Stock Award.
     (b) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (“Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee, in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture

Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Award Agreement.
     (c) Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into an Award Agreement setting forth the Forfeiture Restrictions, the vesting schedule (which may be based on service, attainment of one or more pre-established Performance Goals, or other factors) and rights to acceleration of vesting (including without limitation whether non-vested shares are forfeited or vested upon termination of employment). Further, the Committee may grant Performance Awards consisting of Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions of any such Award (including the acceleration of any such conditions or terms) upon the attainment of specified Performance Goals or such other factors as the Committee may determine. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award; provided, however, that, at the discretion of the Committee, any such dividends shall be credited to an account for the benefit of the Grantee. If any dividends related to a Restricted Stock Award are credited to an account for the benefit of a Grantee and the Grantee forfeits any or all of a Restricted Stock Award, the Grantee shall have no further rights with respect to such Restricted Stock Award, and shall forfeit any dividends credited to the account for the Grantee’s benefit which are related to the portion of the Restricted Stock Award which was forfeited. To the extent the Forfeiture Restrictions lapse with respect to all or apportion of a Restricted Stock Award, all dividends, if any, credited to the account for the benefit of Grantee shall be used, to the extent necessary, to satisfy any applicable federal, state and local income and employment tax withholding obligations as described in Section 6.3(i) of the Plan. The Grantee shall have the right to vote the shares of Common Stock subject to a Restricted Stock Award and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Award Agreement, (i) the Grantee shall not be entitled to delivery of the certificate representing the Restricted Stock until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the certificate representing such shares (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock until the Forfeiture Restrictions have expired and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Award, including rules pertaining to the Grantee’s Termination of Service before expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in the Award Agreement made in connection with the Restricted Stock Award. The forfeiture of any or all of the Common Stock that is the subject of a Restricted Stock Award shall not invalidate any votes given by the Grantee with respect to such Common Stock prior to forfeiture.
     (d) Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the Date of Grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Award Agreement, shall expire upon satisfaction of the conditions set forth in the Award Agreement pursuant to which the Forfeiture Restrictions will lapse. The Committee may, in its sole discretion, accelerate the Restriction Period for all or a part of a Restricted Stock Award unless to do would jeopardize the deductibility of any such Performance Award pursuant to Section 162(m) of the Code.
     (e) Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.
     (f) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award. If no such determination is made, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
     (g) Forfeiture of Restricted Stock. Unless otherwise stated in the particular Award Agreement, on Grantee’s Termination of Service during the Restriction Period, the Restricted Stock still subject to the Forfeiture Restrictions contained in the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited Restricted Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that, if so provided in the Award Agreement applicable to the Restricted Stock Award, the Company shall repurchase the Restricted Stock forfeited for the purchase price per share paid by the Grantee. The Committee will have discretion to determine the date of the Grantee’s Termination of Service. Each Award Agreement shall require that (i) the Grantee, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited Restricted Stock shall be specifically performable by the Company in a court of equity or law.
     (h) Lapse of Forfeiture Restrictions in Certain Events; Committee’s Discretion. Notwithstanding the provisions of this Section 6.3(h) or any other provision in the Plan to the contrary, the Committee may, on account of the Grantee’s Retirement, death or Disability or otherwise, in its discretion and as of a date determined by the Committee, fully vest any or all Restricted Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. The Committee shall have discretion to determine whether a Grantee’s Termination of Service was as a result of a Grantee’s Retirement, death or Disability. Any action by the Committee pursuant to this Section 6.3(h) may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee.
     (i) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold applicable federal, state and local income and employment taxes with respect to the lapse of Forfeiture Restrictions applicable to Restricted Stock Awards. Before delivery of shares of Restricted Stock upon the lapse of Forfeitures Restrictions applicable to a Restricted Stock Award, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of all tax withholding obligations of the Company.
     (j) Rights and Obligations of Grantee. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired and Grantee has satisfied all applicable federal, state and local income and employment tax withholding requirements.
     6.4 Terms And Conditions of Options. The Committee may grant Stock Options alone or in addition to other Awards granted pursuant to this Plan to any Employee or Consultant. The Committee shall determine (a) whether each Stock Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and (b) the provisions, terms and conditions of each Stock Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Stock Option, the exercise price of the Stock Option, the period during which the Stock Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Stock Option, subject to the following:
     (a) Form of Stock Option Grant. Each Stock Option granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Optionee) as the Committee, or if applicable the Chief Executive Officer, from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Stock Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.
     (b) Date of Grant. The Date of Grant of a Stock Option will be the date on which the Committee makes the determination to grant such Stock Option unless otherwise specified by the Committee. The Award Agreement evidencing the Stock Option will be delivered to the Optionee with a copy of the Plan and other relevant Stock Option documents, within a reasonable time after the Date of Grant.
     (c) Exercise Price. The exercise price of a Stock Option shall be not less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant of the Stock Option. The exercise price of any Incentive Stock Option granted to a Ten

Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.
     (d) Exercise Period. Stock Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement; provided, however, that no Stock Option shall be exercisable later than the day before the expiration of ten (10) years from the Date of Grant of the Stock Option, and provided further that no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the Date of Grant of the Stock Option.
     (e) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the Date of Grant of a Stock Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Stock Options that are intended to be Incentive Stock Options on the Date of Grant thereof for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Stock Options that are intended to be Incentive Stock Options on the Date of Grant thereof for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 6.4(e), such different limit shall be incorporated herein and shall apply to any Stock Options granted after the effective date of such amendment.
     (f) Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting a Stock Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to a Stock Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted a Stock Option hereunder if the other entity had applied the rules of this Plan to such grant. The Committee also may grant Stock Options under the Plan in settlement of or substitution for outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of this Section 6.4, in the case of a Stock Option issued or assumed pursuant to this Section 6.4(f), the exercise price for the Stock Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.
     6.5 Exercise of Stock Options.
     (a) Notice. Stock Options may be exercised only by delivery to the Company of a written exercise notice approved by the Committee (which need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Stock Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. Such exercise notice may be part of an Optionee’s Award Agreement.
     (b) Early Exercise. An Award Agreement may, but need not, include a provision that permits the Optionee to elect at any time while an Employee or Consultant, to exercise any part or all of the Stock Option before full vesting of the Stock Option. Any unvested shares of Common Stock received pursuant to such exercise may be subject to a repurchase right in favor of the Company or an Affiliate or to any other restriction the Committee determines to be appropriate.
     (c) Payment. Payment for the shares of Common Stock to be purchased upon exercise of a Stock Option may be made in cash (by check) or, if elected by the Optionee, in one or more of the following methods as may be stated in the Award Agreement (at the Date of Grant with respect to any Stock Option granted as an Incentive Stock Option) and where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee elects to exercise the Stock Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Stock Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (iii) by surrender for cancellation of shares of Common Stock at the Fair Market Value per share at the time of exercise if such surrender does not result in an accounting charge for the Company; (iv) where approved by the Committee at the time of exercise, by delivery of the Optionee’s promissory note with such recourse, interest, security, redemption and other provisions as the Committee may require, subject to payment in cash of the aggregate par value of the shares of Common Stock to be purchased; or (v) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. No shares of Common Stock may be issued until full payment of the purchase price therefor has been made. The payment options provided in Section 6.5(c)(i), (ii), or (iv) above shall not be available to any Optionee who is a

Director or executive officer of the Company or any Affiliate if such payment option would be treated as a personal loan prohibited under Section 13(k) of the Exchange Act.
     Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. If the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Common Stock may be terminated by the Company.
     (d) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the exercise of any Stock Option granted under the Plan. Before issuance of the shares of Common Stock upon exercise of a Stock Option, the Optionee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory prescribed minimum amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise of a Stock Option, the Company shall withhold or collect from the Optionee an amount sufficient to satisfy such tax withholding obligations.
     (e) Exercise of Stock Option Following Termination of Continuous Service.
     (1) A Stock Option may not be exercised after the expiration date of such Stock Option set forth in the Award Agreement and may be exercised following the termination of an Optionee’s Continuous Service only to the extent provided in the Award Agreement.
     (2) Where the Award Agreement permits an Optionee to exercise a Stock Option following the termination of the Optionee’s Continuous Service for a specified period, the Stock Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Stock Option, whichever occurs first.

     (3) Any Stock Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as a Non-Qualified Stock Option to the extent exercisable by its terms for the period specified in the Award Agreement.
     (4) The Committee shall have discretion to determine whether the Continuous Service of an Optionee has terminated and the effective date on which such Continuous Service terminates and whether the Optionee’s Continuous Service terminated as a result of the Disability of the Optionee.
     (5) Notwithstanding the forgoing, all Stock Options which have not been previously exercised will be forfeited if an Optionee is terminated for Cause.
     (f) Limitations on Exercise.
     (1) The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to a Stock Option that may be purchased on any exercise of a Stock Option. Such minimum number shall not prevent Optionee from exercising the full number of shares of Common Stock as to which the Stock Option is then exercisable.
     (2) The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Stock Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.
     (3) As a condition to the exercise of a Stock Option, the Company may require the person exercising such Stock Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.
     (g) Modification, Extension And Renewal of Stock Options. The Committee shall have the power to modify, cancel, extend or renew outstanding Stock Options and to authorize the grant of new Stock Options and/or Restricted Stock Awards in substitution therefor (regardless of whether any such action would be treated as a repricing for financial accounting or other purposes), provided that (except as permitted by Section 11 of this Plan) any such action may not, without the written consent of any Optionee, impair any rights under any Stock Option previously granted to such Optionee. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.
     (h) Privileges of Stock Ownership. No Optionee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to a Stock Option until such Stock Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.
     6.6 Stock Appreciation Rights.
     (a) Grants. The Committee or the Board may grant to any eligible Employee or Consultant a stand-alone Stock Appreciation Right or a Stock Appreciation Right issued in tandem with a Stock Option. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee or the Board shall impose. The grant of the Stock Appreciation Right may provide that the holder will be paid for the value of the Stock Appreciation Right either in cash or in shares of Common Stock, or a combination thereof, at the sole discretion of the Committee or the Board. In the event of the exercise of a Stock Appreciation Right payable in shares of Common Stock, the holder of the Stock Appreciation Right shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (a) in the case of a Stock Appreciation Right issued in tandem with a Stock Option, the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price per share of the related Stock Option, or (b) in the case of a stand-alone Stock Appreciation Right, the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of the grant of the Stock Appreciation Right by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee or the Board, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.
     (b) Exercisability. A Stock Appreciation Right granted in tandem with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable, (ii) will expire upon the termination or expiration of the related Incentive Stock Option, (iii) may not result in a Participant realizing more than 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the shares of Common Stock subject to the related Incentive Stock Option at the time the Stock Appreciation Right is exercised, and (iv) may be exercised at, and only at, such times as the Fair Market Value of the shares of Common Stock subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. A Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option will be exercisable as provided by the Committee or the Board and will have such other terms and conditions as the Committee or the Board may determine. A Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related Stock Option is transferable. If a Stock Appreciation Right is granted in tandem with a Stock Option, there shall be surrendered and cancelled from the related Stock Option at the time of exercise of the Stock Appreciation Right, in lieu of exercise pursuant to the related Stock Option, that number of shares of Common Stock as shall equal the number of shares of Common Stock as to which the tandem Stock Appreciation Right shall have been exercised.
     (c) Certain Limitations on Non-Tandem Stock Appreciation Rights. A stand-alone Stock Appreciation Right will be exercisable as provided by the Committee or the Board and will have such other terms and conditions as the Committee or the Board may determine. A stand-alone Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as Stock Options pursuant to Subsections 6.5 and 6.6 of this Plan.
     (d) Limited Stock Appreciation Rights. The Committee and the Board may grant Stock Appreciation Rights which will become exercisable only upon the occurrence of a Change in Control or such other event as the Committee or the Board may designate at the time of grant or thereafter. Such a Stock Appreciation Right may be issued either as a stand-alone Stock Appreciation Right or in tandem with a Stock Option.
     (e) Method of Exercise. Subject to the conditions of this Section 6.6(b) and such administrative regulations as the Committee may from time to time adopt, a Stock Appreciation Right may be exercised by the delivery (including by fax) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Appreciation Right is to be exercised and the date of exercise thereof (“Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor the amount set forth in Section 6.6(a) above.
     6.7 Terms and Conditions of Performance Awards
     (a) General. A Performance Award may consist of either or both, as the Committee may determine, of (a) the right to receive shares of Common Stock of the Company or Restricted Stock or any combination thereof as the Committee may determine or (b) the right to receive a fixed dollar amount payable in shares of Common Stock of the Company, Restricted Stock, cash or any combination thereof, as the Committee may determine. The Committee may grant Performance Awards to any Employee or Consultant for such minimum consideration, if any, as may be required by applicable law or such greater consideration as may be determined by the Committee in its sole discretion. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the Performance Period, the Performance Measure to be used to determine whether a Performance Goal for a

Performance Period has been achieved, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment during a Performance Period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined by the Committee in its sole discretion. If the Committee in its sole discretion determines that the established Performance Measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the Performance Measures or objectives and/or the Performance Period unless to do would jeopardize the deductibility of any such Performance Award pursuant to Section 162(m) of the Code. Except to the extent otherwise specified by the Committee, Performance Awards are subject to acceleration of vesting, termination of restrictions and termination in the same manner as Stock Options.
     (b) Performance Measures. Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any other formula or method deemed appropriate by the Committee, including without limitation achievement of specific Performance Measure that the Committee believes relevant or the Company’s performance or the performance of the Common Stock measured against the performance of the market, the Company’s industry segment or its direct competitors. Performance Awards may also be conditioned upon the applicable Participant remaining in the employ of the Company for a specified period. Performance Awards may be paid in cash, shares of Common Stock (including Restricted Stock) or other consideration or any combination thereof. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective or objectives, all at the sole discretion of the Committee. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee in its sole discretion.
     6.8 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.
     6.9 Disqualifying Disposition of ISO. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant before the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 7
AMENDMENT OR DISCONTINUANCE
     Subject to the limitations set forth in this Article 7, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 7 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.
ARTICLE 8
TERM
     The Plan shall be effective from the date that this Plan is approved by the Board, subject to approval of the stockholders of the Company. Unless sooner terminated by action of the Board, the Plan will terminate on December 31, 2016, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.
ARTICLE 9
CAPITAL ADJUSTMENTS
     If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:
     (a) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

     (b) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.
     (c) Appropriate adjustments shall be made in the number of SARs and the price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate price.
     (d) Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed before any such change.
     Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, (ii) he number of or SAR Price of SARs then subject to outstanding SARs granted under the Plan or (iii) he number of outstanding shares of Restricted Stock.
     Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall communicate by reasonable means intended to reach to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 10
RECAPITALIZATION, MERGER AND CONSOLIDATION;
CHANGE IN CONTROL
     10.1 Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     10.2 Adjustment upon Merger. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Incentives may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Incentives.
     10.3 Change of Control. Upon the occurrence of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all unmatured installments of Incentives outstanding shall thereupon automatically be accelerated and exercisable in full and all Restriction Periods applicable to Awards of Restricted Stock shall automatically expire. The determination of the Committee that any of the foregoing conditions in this Article 10 has been met shall be binding and conclusive on all parties.
ARTICLE 11
LIQUIDATION OR DISSOLUTION
     If the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under an Incentive, pursuant to the terms of the Participant’s Award Agreement as of the date the Company sells all or substantially all of its property, or dissolves, liquidates or winds up its affairs, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time before the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the exercise price of outstanding Stock Options or price then in effect with respect to outstanding SARs shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 12
INCENTIVES IN SUBSTITUTION FOR INCENTIVES
GRANTED BY OTHER CORPORATION
     Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become management Employees of the Company or any of its Affiliates as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.
ARTICLE 13
MISCELLANEOUS PROVISIONS
     13.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
     13.2 No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
     13.3 No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.
     13.4 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
     13.5 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
     13.6 Severability and Reformation. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.
     13.7 Governing Law. The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.
     13.8 Code Section 83(b) Elections. Neither the Company nor any of its Affiliates have any responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award subject to Section 83 in the Participant’s gross income for the year of grant pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) will promptly provide the Committee with a copy of the election form.
     13.9 Code Section 162(m). It is the intent of the Company that the Plan comply in all respects with Section 162(m) of the Code and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. If the Committee intends for a Performance Award or the Award of Restricted Stock Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then the Performance Measure selected, the Performance Goal (in terms of an objective formula or standard pursuant to which a third party with knowledge of the relevant performance results could calculate the amount to be paid), the maximum number of shares of Common Stock that may be awarded, within the limit described in Section 6.2 hereof, and the Performance Period applicable to such Award shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed. At the time a Performance Goal is established, its outcome must be substantially uncertain. The Committee’s discretion to modify or waive the Performance Goal related to the vesting of the Award may be restricted in order to comply with Section 162(m) of the Code.
     13.10 Code Section 409A. It is the intent of the Company that no Award under the Plan be subject to Section 409A of the Code. The Committee shall design and administer the Awards under the Plan so that they are not subject to Section 409A of the Code.
     13.11 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
     13.12 Tax Requirements.
     (a) Whenever shares of Common Stock are to be issued under an Award of Restricted Stock or a Performance Award, or pursuant to the exercise of a Stock Option or Stock Appreciation Right, or other Award or cash is to be paid pursuant to the terms of the Plan, under circumstances in which the Company, or its designee, believes that any federal, state or local tax withholding may be imposed, the Company or Affiliate, as the case may be, shall have the right to require the Participant to remit to the Company or Affiliate, as the case may be, an amount sufficient to satisfy the minimum federal, state and local tax withholding requirements prior to the electronic transfer of ownership, the delivery of any certificate for shares of Common Stock, if applicable, or any proceeds; provided, however, that in the case of a Participant who receives an Award of Restricted Stock or a Performance Award under the Plan which remains subject to forfeiture restrictions or is not fully vested, the Participant shall remit such amount on the first business day following the Tax Date. The “Tax Date” for purposes of this Section 13.12 shall be the date on which the amount of tax to be withheld is determined. If a Participant makes a disposition of Common Stock acquired upon the exercise of an Incentive Stock Option within either two years after the Stock Option was granted or one year after its exercise by the Participant, the Participant shall promptly notify the Company and the Company shall have the right to require the Participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.
     (b) A Participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Committee, or its designee, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value on the Tax Date equal to the tax obligation provided that the previously owned shares of Common Stock delivered in satisfaction of the withholding obligations must have been held by the Participant for at least six (6) months; (iii) in the discretion of the Company, or its designee, through the Company’s withholding shares of Common Stock otherwise issuable to the Participant having a Fair Market Value on the Tax Date equal to the amount of tax required to be withheld, or (iv) in the discretion of the Committee, or its designee, through a combination of the procedures set forth in subsections (i), (ii) and (iii) of this Section 13.12(b).

     13.13 Assignability.
     (a) Other than pursuant to a valid qualified domestic relations order as defined in Section 414(p) of the Code or Title I of ERISA, as provided in paragraph (b) of this Section 15.13, below, Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a Beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 13.13 that is not required for compliance with Section 422 of the Code. The Committee may, in its discretion, authorize all or a portion of a Non-Qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (w) there shall be no consideration for any such transfer, (x) the Award Agreement pursuant to which such Non-Qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provided for transferability in a manner consistent with this Section 13.13, (y) no such transfer shall be permitted if the Common Stock issuable under such transferred Stock Option would not be eligible to be registered on Form S-8 promulgated under the Securities Act, and (z) subsequent transfers of transferred Non-Qualified Stock Options or Stock Appreciation Rights shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA. Following transfer, any such Non-Qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6.5(c) or Section 6.6, as applicable, and Articles 7, 9, 10, 11, 12 and 13 hereof the term “Participant” shall be deemed to include the transferee. The events of a termination of service shall continue to be applied with respect to the original Participant, following which the Non-Qualified Stock Options and Stock Appreciation Rights shall be exercisable by the transferee only to the extent and for the periods specified in the original Award Agreement and applicable to the Participant. The Committee and the Company shall have no obligation to inform any transferee of a Non-Qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-Qualified Stock Option or SAR that has been transferred by a Participant under this Section 13.13.
     (b) Notwithstanding the foregoing, Stock Options and such other Awards as the Committee may determine may be transferred pursuant to a valid qualified domestic relations order as defined in Section 414(p) of the Code or Title I of ERISA pursuant to which a court has determined, in connection with a divorce proceeding, that a spouse or former spouse of a Participant has an interest in the Participant’s Award under the Plan. Any Incentive Stock Option transferred pursuant to this Section 13.13 shall cease to be an Incentive Stock Option on the date of such transfer and shall be treated for all purposes as a Non-Qualified Stock Option in the hands of the transferee. Following any such transfer each Award transferred shall continue to be subject to the same terms and conditions of the Plan and the Award agreement applicable to the Award immediately prior to transfer, provided that for all purposes under the Plan the term “Participant” shall be deemed to include the transferee. The effect a Termination of Service shall have on the exercisability of an Award with respect to the original Participant shall continue to apply to a transferee after a transfer pursuant to this Section 13.13, so that the Award transferred shall be exercisable by the transferee only to the extent and for the periods specified in the Plan, unless different periods are otherwise provided in a Participant’s original Award agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Company Stock issuable or issued under an Award that has been transferred pursuant to this Section 13.13.
     13.14 Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.
     13.15 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.
     13.16 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):
          On the face of the certificate:
“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”
          On the reverse:
“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Powell Industries, Inc. 2005 Equity Compensation Plan, a copy of which is on file at the principal office of the Company in Houston, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”
     The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:
“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”
     A copy of this Plan shall be kept on file in the principal office of the Company in Houston, Texas.